UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

Curanex Pharmaceuticals Inc

(Exact name of registrant as specified in its charter)

Nevada	001-42815	83-0741390
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Jericho Plaza, Suite 101B Jericho, NY	11753
(Address of principal executive offices)	(Zip Code)

(718) 673-6078

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CURX	The Nasdaq Capital Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported by Curanex Pharmaceuticals Inc (the “Company”), on November 5, 2025, the Company received a letter from the Listing Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that for the last 30 consecutive business days the closing bid price for its common stock was below $1.00 per share, which is the minimum closing bid price (the “Minimum Bid Price”) required for continued listing on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Notice”). The Notice indicated that in accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided with a compliance period of 180 calendar days from the date of the Notice, or until May 4, 2026, to regain compliance with the Minimum Bid Price requirement.

On May 5, 2026, Nasdaq notified the Company that although the Company has not regained compliance with the Minimum Bid Price Requirement, the Company is eligible to receive an additional 180 calendar day period or until November 2, 2026, to regain compliance with the Minimum Bid Price Requirement. Nasdaq’s determination to grant the Company an additional 180 calendar day period was based on the Company’s satisfaction of the continued listing requirements for the market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market, with the exception of the Minimum Bid Price Requirement. Additionally, the Company has provided Nasdaq with written notice of its intention to cure the deficiency during the second compliance period, by implementing a reverse stock split, if necessary.

If, at any time during this additional compliance period, the closing bid price of the Company’s common stock is at least $1.00 per share for a minimum of 10 consecutive business days, Nasdaq will provide written confirmation of compliance, and this matter will be closed. If compliance cannot be demonstrated by November 2, 2026, Nasdaq will provide written notification that the Company’s securities will be delisted. At that time, the Company may appeal Nasdaq’s determination to a Nasdaq Hearings Panel.

The Company is currently monitoring the closing bid price of its common stock and will consider available options, including a reverse stock split, if appropriate, to regain compliance with the Minimum Bid Price Requirement by November 2, 2026. There can be no assurance that the Company will be able to regain compliance with the Minimum Bid Price Requirement, even if it maintains compliance with other listing requirements of the Nasdaq Capital Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Curanex Pharmaceuticals Inc

Date: May 7, 2026	By:	/s/ Jun Liu
	Name:	Jun Liu
	Title:	Chief Executive Officer